Exhibit 99.2

NEWS RELEASE
CONTACT: Norris Battin The Cooper Companies, Inc. ir@coopercompanies.com FOR IMMEDIATE RELEASE	21062 Bake Parkway Lake Forest, CA 92630 888-822-2660 Fax: 949-597-0662

THE COOPER COMPANIES PROPOSED FINANCING INCLUDES SENIOR NOTES OFFERING

LAKE FOREST, Calif., Jan. 22, 2007 — The Cooper Companies, Inc. (NYSE:COO) today announced a proposed private offering of $350 million aggregate principal amount of senior notes due 2015. The notes offering is part of a proposed refinancing of the Company’s existing $750 million syndicated bank credit facility that was announced separately today.

The Company intends to use the net proceeds of both the notes offering and the new revolving credit facility to repay in full its $250 million term loan and the outstanding borrowings under its existing syndicated bank credit facility.

The exact terms and timing of the notes offering will depend on market conditions and other factors.

The notes are not being registered under the Securities Act of 1933 or applicable state securities laws, and will be offered and sold only to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States in offshore transactions pursuant to Regulation S. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Cooper Companies, Inc. manufactures and markets specialty healthcare products through its CooperVision and CooperSurgical units. Corporate offices are in Lake Forest and Pleasanton, Calif. The World Wide Web address is www.coopercos.com. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data.

CooperVision manufactures and markets contact lenses. Headquartered in Lake Forest, Calif., it manufactures in Juana Diaz, Puerto Rico, Norfolk, Va., Rochester, N.Y., Adelaide, Australia, Hamble and Hampshire England, Ligny-en-Barrios, France, and Madrid, Spain. Its Web address is www.coopervision.com.

CooperSurgical manufactures and markets diagnostic products, surgical instruments and accessories to the women’s healthcare market. With headquarters and manufacturing facilities in Trumbull, Conn., it also manufactures in Pasadena, Calif., Houston, Texas, North Normandy, Ill., Williston, Vt., Fort Atkinson, Wis., Montreal and Berlin. Its Web address is www.coopersurgical.com.

Information available on Cooper’s websites and the interactive telephone system are not part of this announcement.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include certain statements about our proposed refinancing, anticipated use of borrowings and net proceeds, financing needs, financial position, operational outlook and integration of Ocular Sciences. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. These include the risk that the proposed financing may not occur, that acquired businesses will not be integrated successfully into CooperVision, Inc. (CVI) and CooperSurgical, Inc. (CSI), including the risk that we may not continue to realize anticipated benefits from our cost-cutting measures and inherent in accounting assumptions made in the acquisitions; the risks that CVI’s new products will be delayed or not occur at all, or that sales will be limited following introduction due to manufacturing constraints or poor market acceptance; risks related to implementation of information technology systems covering our businesses and any delays in such implementation or other events which could result in management having to report a material weakness in the effectiveness of our internal control over financial reporting; risks with respect to the ultimate validity and enforceability of our patent applications and patents and the possible infringement of the intellectual property of others; and the impact of the NeoSurg Technologies, Inc., Inlet Medical, Inc., Select Medical Systems, Inc. and Lone Star Medical Products, Inc. acquisitions on CSI’s and our revenue, earnings and margins.

Events, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing or distribution facilities, new competitors or technologies, significant delays in new product introductions, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, increases in interest rates, foreign currency exchange exposure, investments in research and development and other start-up projects, variations in stock option expenses caused by stock price movement or other assumptions inherent in accounting for stock options, dilution to earnings per share from acquisitions or issuing stock, worldwide regulatory issues, including product recalls and the effect of healthcare reform legislation, cost of complying with corporate governance requirements, changes in tax laws or their interpretation, changes in geographic profit mix effecting tax rates, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements or judgments, the adverse effects of natural disasters on patients, practitioners and product distribution, cost of business divestitures, changes in expected utilization of recognized net operating loss carry forwards, the requirement to provide for a significant liability or to write off a significant asset, including impaired goodwill, changes in accounting principles or estimates and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, as such Risk Factors may be updated in quarterly filings. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

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